CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam Variable Trust of our report dated February 11, 2019, relating to the financial statements and financial highlights, which appears in Putnam VT Global Equity Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings "Representations and warranties of Acquiring Fund" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2019